UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020
________________________
Twin River Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	TRWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 9, 2020, Twin River Worldwide Holdings, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to change its name to “Bally’s Corporation.” A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 28, 2020, the Company issued a press release announcing the name change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 8.01 Other Events.

On October 28, 2020, the Company announced that it would be changing its corporate name to Bally's Corporation, effective as of 12:01 am on November 9, 2020, and would be rebranding its operations under the Bally’s name. The New York Stock Exchange ticker symbol for the Company’s shares of common stock will change from “TRWH” to “BALY” at the opening of trading on November 9, 2020.

Item 9.01        Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
99.1	Press Release of Twin River Worldwide Holdings, Inc. dated October 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: October 29, 2020